UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2022

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Church Street, Suite 1400
Nashville, Tennessee 37219
(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on August 20, 2019, certain employees of Change Healthcare Inc. (the “Company”), including Neil de Crescenzo, the Company’s President and Chief Executive Officer, Fredrik Eliasson, the Company’s Executive Vice President and Chief Financial Officer, Kriten Joshi, the Company’s Executive Vice President & President, Network Solutions and President, Software & Analytics, and Roderick O’Reilly, the Company’s former Executive Vice President and President, Software and Analytics, were granted Performance Stock Units (“PSUs”) that were to be earned based upon the Company’s achievement of certain Revenue and Adjusted EBITDA compounded annual growth rate (“CAGR”) targets over a three-year performance period ending March 31, 2022, with a weighting of 60% for the Revenue targets and 40% for the Adjusted EBITDA targets. The total number of PSUs earned at the end of the performance period was to range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted EBITDA and Revenue against the performance goals based on the pre-established scale set forth below, with payout for achievement between performance levels to be determined based on a straight-line interpolation of the applicable payout range. Any earned PSUs would then vest on July 2, 2023, subject to the executive’s continued employment through the vesting date.

Measure	Weighting	Threshold (25%)	Target (100%)	Moderate (150%)	Maximum (200%)
Revenue CAGR	60%	0.4%	2.7%	3.6%	4.7%
Adjusted EBITDA CAGR	40%	4.5%	5.6%	7.3%	8.8%

Applying the performance targets set forth above, 57.6% of the PSUs would have been earned based on the Company’s performance during the performance period. The compensation committee of the board of directors (the “Committee”) determined that Company-wide financial performance during the performance period was unusual due to various factors and unforeseen circumstances that were not contemplated at the outset of the performance period, including the challenges due to COVID-19, the announcement of the transaction with UnitedHealth Group in Q4 of fiscal year 2021 and the subsequent commencement of litigation by the U.S. Department of Justice to block that transaction, and efforts during this time to retain executives in a strong market for executive talent. Accordingly, on June 1, 2022, in recognition of these challenges, the Committee exercised its discretion to certify performance at target, resulting in 100% of the PSUs being earned. In addition, the Committee changed the service-based vesting date from July 2, 2023 to July 2, 2022. As a result, each of Messrs. de Crescenzo, Eliasson, Joshi and O’Reilly was deemed to earn 199,099, 69,252, 34,626 and 39,819 PSUs, respectively, which PSUs will vest on July 2, 2022 subject to continued employment with the Company (or, in the case of Mr. O’Reilly, subject to his continued service as a Senior Advisor to the Company) on the vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Loretta A. Cecil
Name:	Loretta A. Cecil
Title:	Executive Vice President, General Counsel

Date: June 7, 2022